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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------
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                                                                           JUSTICE
PARENT                         SUBSIDIARY                               OF INCORPORATION
-----------------------   ---------------------------                 ---------------------
Coyne International        Blue Ridge Textile Manufacturing, Inc.     Georgia
Enterprises Corp.("CTS")

CTS                        Ohio Garment Rental, Inc.                  Ohio

CTS                        Midway-CTS Buffalo, Ltd.                   New York

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